EXHIBIT 99.2
Report of Independent Auditors
Board of Directors and Stockholders of
Equity One, Inc.
We have audited the accompanying combined statement of revenues and certain expenses of the North American Properties (the “Properties”) for the year ended December 31, 2006. This statement is the responsibility of Equity One, Inc.’s (the “Company”) management. Our responsibility is to express an opinion on this statement based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.
The accompanying combined statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Equity One, Inc. as described in Note 1, and is not intended to be a complete presentation of the combined revenues and certain expenses of the Properties.
In our opinion, the combined statement of revenues and certain expenses referred to above presents fairly, in all material respects, the combined revenues and certain expenses described in Note 1 of the Properties for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.
/s/ ERNST & YOUNG LLP
Certified Public Accountants
Miami, Florida
September 28, 2007

NORTH AMERICAN PROPERTIES
COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
YEAR ENDED DECEMBER 31, 2006

December 31, 2006
Revenues
Minimum rent	$2,881,219
Recovery revenue	1,061,297

Total revenues	3,942,516

Certain expense
Property operating expenses	665,329
Real estate taxes	530,667
Management fees	223,184

Total certain expenses	1,419,180

Revenues in excess of certain expenses	$2,523,336

NORTH AMERICAN PROPERTIES
NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2006
1. Basis of Presentation
Presented herein is the combined statement of revenues and certain expenses related to the following three supermarket-anchored shopping centers; Midpoint Center, Shoppes of Andros Isles and South Point Center located in Cape Coral, West Palm Beach and Vero Beach, Florida respectively (the “Properties”). The Properties contain approximately 219,596 square feet of gross leasable area. Equity One, Inc. acquired the Properties on December 8, 2006.
The accompanying financial statements have been prepared by the Company’s management in accordance with accounting principles generally accepted in the United States of America and Rule 3-14 of Regulation S-X of the U.S Securities and Exchange Commission (the “SEC”) for the acquisition of real estate properties. Accordingly, these financial statements exclude certain expenses because they may not be comparable to those expected to be incurred in the proposed future operations of the Properties. Items excluded consist of interest expense and depreciation and amortization expense.
2. Use of Estimates
The preparation of the combined statement of revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the combined statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.
3. Revenue Recognition
Rental income comprises minimum rents, expense reimbursements and real estate tax recoveries. Minimum rents are recognized over the lease term on a straight line basis.
4. Property Operating Expenses
Property Operating Expenses for the year ended December 31, 2006 includes rental property expenses of approximately $145,000 for repairs and maintenance, $151,000 for utilities, $155,000 for landscaping, $158,000 for insurance, $33,000 for professional fees and $23,000 other non-recoverable property expenses.
5. Management Fees
The Properties were managed by North American Properties Southeast, Inc., pursuant to an agreement which provided for monthly management fees equal to 5% of cash receipts. Management fees of approximately $223,000 were incurred for the year ended December 31, 2006.
6. Significant tenants
Significant tenants include three Publix Supermarkets, which constituted approximately 56% of base rents for the year ended December 31, 2006.

NORTH AMERICAN PROPERTIES
NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2006
(CONTINUED)
7. Future Minimum Rental
Future minimum rental income under noncancelable operating leases approximate the following as of December 31, 2006:

2007	$2,741,584
2008	2,400,201
2009	2,158,919
2010	1,965,261
2011	1,826,832
Thereafter	18,080,894

$29,173,691

The lease agreements generally contain provisions for reimbursement of real estate taxes and operating expenses, on a pro-rata basis, as well as fixed increases in rent.